UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2010
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue, 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Fuel Systems Solutions, Inc. (the "Company") was held at 9:30 a.m. EDT on Wednesday, May 19, 2010 in Conference Room 19 A/B at the offices of Day Pitney LLP, 7 Times Square, 20th floor, New York, New York 10036.  As of March 31, 2010, the record date for the Annual Meeting, there were 17,628,935 shares of common stock issued and outstanding.  A quorum of 12,186,033 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the 2010 Annual Meeting of the Company were as follows:

1. Shareholders elected each of the Company's two nominees for director to serve a term of three years to expire at the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
Marco Di Toro	5,078,180	4,010,758	3,097,095
James W. Nall	8,986,804	102,134	3,097,095

2. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,098,075	31,288	56,670	-

3. Shareholders approved the continuation of the Company's Stockholder Protection Rights Agreement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,788,863	4,281,870	18,205	3,097,095

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: May 20, 2010	By: /s/ Matthew Beale___________ Matthew Beale President and Chief Financial Officer